Exhibit 16.1
Securities and Exchange Commission
100 F St., NE
Washington, D.C. 20549

RE:	Lifevantage Corporation (the “Company”) File No. 000-30489
As required by Item 304(a)(3) of Regulation S-B, we have read the statements of the Company included under Item 4.01 of the Form 8-K dated January 30, 2008 to be filed by the Company with the Securities and Exchange Commission, and we agree with such statements as they pertain to our Firm.
/s/Gordon, Hughes & Banks, LLP
Greenwood Village, Colorado
February 8, 2008